Appendix A

FORM **BCA 10.30** (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State

FILED
OCT 2 0 2010
JESSE WHITE
SECRETARY OF STATE

File # 6430-723-1 Filing Fee: $50 Approved: KK

1. Corporate Name (**See Note 1 on page 4.**): American Antiquities Incorporated

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on September 29 (Month & Day), 2010 (Year) in the manner indicated below:

Mark an "X" in one box only.

- ☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (**See Note 2 on page 4.**)
- ☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (**See Note 3 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (**See Note 4 on page 4.**)
- ☑ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (**See Notes 4 and 5 on page 4.**)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (**See Note 5 on page 4.**)

3. Text of Amendment:
   a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
   Article I: Name of the Corporation: Pet Airways, Inc. (New Name)

(All changes other than name include on page 2.)

A-1

Text of Amendment

b. *(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)*

Page 2

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):
No change

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert "No change"):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
No change

b. The amount of paid-in capital as changed by this amendment is as follows (If not applicable, insert "No change"):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
(See Note 6 on page 4.)

	Before Amendment	After Amendment
Paid-in Capital:	$ No change	$ No change

Complete either Item 6 or Item 7 below. All signatures must be in BLACK INK.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated October 19th, 2010 (Month & Day, Year)

American Antiquities Incorporated
Exact Name of Corporation

[signature]
Any Authorized Officer's Signature

Dan Weisel, CEO and President
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ______________, ____
Month & Day Year

A-2

Form **BCA-4.15/4.20** (Rev. Jan. 2003)	**Application to Adopt, Change or Cancel an Assumed Corporate Name**	File #: 64307231
Secretary of State Department of Business Services Springfield, IL 62756 217-782-9520 www.cyberdriveillinois.com	FILED OCT 20 2010 JESSE WHITE SECRETARY OF STATE	DO NOT SEND CASH This space for use by Secretary of State. Date: 10-20-10 Filing Fee: $ 5.00 (See Note Below) Approved: KK
Remit payment in the form of a check or money order, payable to Secretary of State.		

1. Corporate Name: AMERICAN ANTIQUITIES INCORPORATED

2. State or Country of Incorporation: ILLINOIS

3. Date Incorporated (if an Illinois corporation) or Date Authorized to Transact Business in Illinois (if a foreign corporation): JUNE 6 (Month & Day), 2005 (Year).

Complete No. 4 and No. 5 if adopting or changing an assumed corporate name.

4. Corporation intends to adopt and to transact business under the assumed corporate name of: ______________________

5. The right to use the assumed corporate name shall be effective from the date this application is filed by the Secretary of State until ______________ (Month & Day), ________ (Year), the first day of the corporation's anniversary month in the next year evenly divisible by five.

Complete No. 6 if changing or cancelling an assumed corporate name.

6. Corporation intends to cease transacting business under the assumed corporate name of: PET AIRWAYS, INC.

7. The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated OCTOBER 19 19th Oct (Month & Day), 2010 (Year)

AMERICAN ANTIQUITIES INCORPORATED
Exact Name of Corporation

[signature]
Any Authorized Officer's Signature

Dan Weisel, CEO and President
Name and Title (type or print)

NOTE: The filing fee to adopt an assumed corporate name is $150 if the current year ends with a 0 or 5; $120 if the current year ends with a 1 or 6; $90 if the current year ends with a 2 or 7; $60 if the current year ends with a 3 or 8; or $30 if the current year ends with a 4 or 9.

The fee for cancelling an assumed corporate name is $5.

The fee to change an assumed name is $25.

Printed by authority of the State of Illinois. June 2006 — 5M — C 148.16

Form BCA 2.10 (rev Dec. 2003)
ARTICLES OF INCORPORATION
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL   62756
Telephone (217)782-9522
          (217) 782-6961
http://www.cyberdriveillinois.com

Remit payment in the form of a cashier?s
Check, certified check, money order
Or an Illinois attorney?s or CPA?s check
Payable to the Secretary of State
SEE NOTE 1 TO DETERMINE FEES!
            Filed:6/6/2005 Jesse White Secretary of State

Filing Fee $150.00   Franchise Tax $25.00   Total $175.00   File #
64307231   Approved: CAF

        Submit in duplicate        Type or Print Clearly in black ink
-------                     -------
------------------- DO NOT WRITE ABOVE THIS LINE --------------------
1.  Corporate Name: AMERICAN ANTIQUITIES INCOIRPORATED

(The corporate name must contain the word ?corporation?, ?company?,
?incorporated?, ?limited? or an abbreviation thereof.)
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2.  Initial Registered Agent:  Kevin T. Quinlan
    Initial Registered Office: 1085 Cambridge Drive
                               Buffalo Grove, IL   60089  Cook County
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3.  Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporation may be incorporated under the Illinois Business Corporation Act.
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4.  Paragraph 1: Authorized Shares, Issued Shares and Consideration
Received:

           Number of Shares      Number of Shares      Consideration to be
Class               Authorized      Proposed to be issued      Received Therefor
Common A     100,000,000                 10,000,000                     $ 1,000.00
Preferred           10,000,000                                                         $   100.00
                                                                                       Total = $ 1,100.00

    Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

    Common A Shares are voting, the preferred shares are non-voting.

5.  Optional:  (a) Number of directors constituting the initial board of directors of the corporation:
                                                    ----------

               (b) Names and addresses of the persons who are to serve
                   as directors until the first annual meeting of
                   shareholders or until their successors are elected
                   and qualify:

     Name                  Address                City, State, Zip

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6.  Optional:  (a) It is estimated that the value of all property to be owned by the corporation for the following year
                   wherever located will be: $
                                              ----------
               (b) It is estimated that the value of the property to be
                   located within the State of Illinois during the
                   following year will be: $
                                            ----------
               (c) It is estimated that the gross amount of business
                   that will be transacted by the corporation during
                   the following year will be: $
                                                ----------
               (d) It is estimated that the gross amount of business
                   that will be transacted from places of business in
                   the State of Illinois during the following year will
                   be: $
                        ----------
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7.  Optional:  OTHER PROVISIONS
               Attach a separate sheet of this size for any other
               provision to be included in the Articles of
               Incorporation, e.g., authorizing preemptive rights,
               denying cumulative voting, regulating internal affairs,
               voting majority requirements, fixing a duration other
               than perpetual, etc.

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8.            NAME(S) and ADDRESS(ES) OF INCORPORATOR(S)

  The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of
Incorporation are true.

               May 3,             2005
        --------------------   ----------
Dated      (Month and Day)       (Year)

         Signature and Name                     Address
1.  /s/ Kevin T. Quinlan          1.  1085 Cambridge Drive
    --------------------------        -------------------------------
      Signature                        Street

      Kevin T. Quinlan                Buffalo Grove,   IL      60089
    --------------------------        -------------------------------
      (Type or Print Name)             City/Town     State   Zip Code

(Signatures must be in BLACK INK on original document.  Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
Note: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by a duly authorized corporate officer.  Type or print officer?s name and title beneath signature.
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Note 1: Fee Schedule                        Note 2:  Return to:
The initial franchise tax is assessed
At the rate of 15/100 of 1 percent          -------------------------
($1.50 per $1,000) on the paid in           (Firm Name)
capital represented in this State           -------------------------
(Minimum initial franchise tax is $25)      (Attention)
                                            -------------------------
The filing fee is $150                      (Mailing Address)
                                            -------------------------
The minimum total due (franchise tax       (City, State, ZIP Code)
plus filing fee) is $175